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                                                                      Exhibit 21


                      LIST OF SUBSIDIARIES OF THE COMPANY
                      -----------------------------------

                        Central Payphone Services, Inc.
                    Communications Central of Georgia, Inc.
                             InVision Telecom, Inc.